UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 15, 2023

(Date of earliest event reported)

Phillips 66

(Exact name of registrant as specified in its charter)

Delaware	001-35349	45-3779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Boulevard

Houston, Texas 77042

(Address of principal executive offices and zip code)

(281) 293-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.01 par value	PSX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On June 15, 2023, Phillips 66 (the “Company”) announced the completion of its previously disclosed acquisition of all of the publicly held Common Units (as defined below) of DCP Midstream, LP (“DCP”), pursuant to the terms of the Agreement and Plan of Merger, dated as of January 5, 2023 (the “Merger Agreement”), by and among the Company, Phillips 66 Project Development Inc., Dynamo Merger Sub LLC (“Merger Sub”), DCP, DCP Midstream GP, LP (“DCP GP”) and DCP Midstream GP, LLC. A copy of the joint news release issued by the Company and DCP is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The acquisition was accomplished by the merger of Merger Sub, an indirect wholly owned subsidiary of the Company, with and into DCP, with DCP surviving as a Delaware limited partnership (the “Merger”). Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each common unit representing a limited partner interest in DCP (each, a “Common Unit”) issued and outstanding as of immediately prior to the Effective Time (other than the Sponsor Owned Units, as defined below) (each, a “Public Common Unit”) was converted into the right to receive $41.75 per Public Common Unit in cash, without any interest thereon (the “Merger Consideration”). The Common Units owned by DCP Midstream, LLC and DCP GP (collectively, the “Sponsor Owned Units”) were unaffected by the Merger and have remained outstanding immediately following the Merger. As a result of the Merger, the Company’s economic interest in DCP increased from 43.3% to 86.8%.

The Merger Consideration was funded with cash on hand, including with proceeds from senior unsecured debt securities issued by Phillips 66 Company, a wholly owned subsidiary of Phillips 66, in March 2023, and a pending draw of $1.25 billion on Phillips 66 Company’s previously disclosed $1.5 billion delayed draw term loan agreement, which matures in June 2026.

The Merger Agreement is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 6, 2023, which agreement is incorporated herein by reference. The foregoing description of the Merger Agreement has been included to provide investors and security holders with information regarding the terms of the Merger Agreement and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about the Company, DCP or their respective subsidiaries and affiliates.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated January 5, 2023, by and among Phillips 66, Phillips 66 Project Development Inc., Dynamo Merger Sub LLC, DCP Midstream, LP, DCP Midstream GP, LP and DCP Midstream GP, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 6, 2023).

99.1	News Release dated June 15, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the SEC or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 15, 2023	PHILLIPS 66

	By:	/s/ Vanessa Allen Sutherland
	Name:	Vanessa Allen Sutherland
	Title:	Executive Vice President